EXHIBIT 3.0
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
STATE OF NEVADA
OCT 18 1985
NO. 7014-85

                            ARTICLES OF INCORPORATION
                                       OF
                               Y.O. SYSTEMS, LTD.

         We the undersigned, being each of the original incorporators herein named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the corporation laws of the State of Nevada, being Chapter 78 of the Nevada Revised Statutes, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

1. The name of the corporation is Y. O. SYSTEMS, LTD.

2. Its principal office in the County of Washoe, State of Nevada is located at 350 South Center Street, Suite 404, Reno, Nevada 89501. The name and address of its Resident Agent is Elliott R. Pearson, 350 South Center Street, Suite 404, Reno, Nevada 89501.

3. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

         1. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

         2. To discount and negotiate promissory notes, drafts, bill of exchange and other evidence of debts, and to collect for other money due them on notes, checks, drafts, bill of exchange, commercial paper and other evidence of indebtedness.


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         3. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, to guaranty, to invest, trade, and deal in and with personal property of every class and description.

         4. To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

         5. To purchase, lease, or otherwise acquire, in whole or in part, the business, the good will, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

         6. To lend or borrow money and to negotiate and make loans, either on its own account or as agent, or broker for others.

         7. To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative profit or non-profit corporation, municipality, State or Government or any subdivision, district or department thereof.

         8. To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collaterals or securities, created or issued by any corporation wherever organized including this corporation, within such limits as may be provided by law, and while owner of any such stocks or other collaterals to exercise all rights, powers and privileges of ownership, including the right to vote the same; to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

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         9. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks of every class and description.

         10. To do any and all other such acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of obtaining or furthering any of its business, to do any and all acts and things, and to exercise any and all other powers which a co-partnership or natural person could do or exercise, and which now or hereafter may be authorized by law, here and in any other part of the world.

         11. The several clauses contained in this statement of powers shall be construed as both purposes and powers. And the statements contained in each of these clauses shall be in no way limited or restricted, by reference to or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers: and no recitations, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but is hereby expressly declared that all other lawful powers not inconsistent herewith, are hereby included.

         4. The aggregate number of shares which the corporation shall have authority to issue is 200,000,000. Each share will have a par value of .001.

         5. The governing board shall be styled "Directors", and the first Board shall be two (2) in number.

         So long as all of the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three, but not less than the number of shareholders. Otherwise, the number of directors shall not be less than three.

         Subject to the foregoing limitations, the number of directors shall not be reduced to less than one, and may, at any time or times, be increased or decreased by a duly adopted amendment to these Articles of Incorporation, or in such manner as shall be provided in the By-Laws of the corporation duly adopted by either the Board of Directors or the shareholders.

         The names and addresses of the first Board of Directors are as follows:

DIRECTORS                       ADDRESS

Yolanda Oyler                   10056 Suncrest Drive
                                Ogden, Utah 84404

Rebecca Marsh                   c/o Yolanda Oyler
                                10056 Suncrest Drive
                                Ogden, Utah 84404

         6.  All shares are to be non-assessable.

         7. The names and addresses of the incorporators of the Corporation are as follows:


NAME                           ADDRESS

Elliott R. Pearson             350 S. Center Street, Suite 404
                               Reno, Nevada 89501

         8.  The period of its duration is perpetual.

         9. Provisions for the regulation of the internal affairs of the corporation are contained in the By-Laws of this Corporation.

         DATED this 18 day of Oct., 1985.

                                                   /S/ELLIOTT R. PEARSON
                                                   ---------------------
                                                      ELLIOTT R. PEARSON

STATE OF NEVADA                             )
                                            ) ss
County of Washoe                            )

         On this 18th day of October, 1985, personally appeared before me, a notary public ELLIOTT R. PEARSON , who acknowledged that he executed the above instrument.

                                /S/NOTARY PUBLIC
                               ---------------------
                                   Notary Public

FILED                                                FILING FEE:  $ 50.00
IN THE OFFICE OF THE                        BY:      CALVO & GREENE
SECRETARY OF STATE OF THE                            GATEWAY CENTRE
STATE OF NEVADA                                      PENTHOUSE SUITE 800
FEB 27 1987                                          1975 EAST SUNRISE BLVD.
[illegible]                                          FORT LAUDERDALE, FL  33304
[illegible]
No. 7014-85

                            Certificate of Amendment
                                       of
                            Articles of Incorporation
                                       of
                               Y.O. Systems, Ltd.

         Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

         FIRST:  The name of the Corporation is Y.O. Systems, Ltd.

         SECOND: The Board of Directors of the Corporation duly adopted the following resolutions on February 20, 1987.

         RESOLVED, that it is advisable in the judgment of the Board of Directors of the Corporation that the name of the Corporation that the name of the Corporation be changed, and that, in order to accomplish the same, Article "1" of the Articles of Incorporation be amended to read as follows:

         "1.  The name of the Corporation is Metro Systems, Inc."

         FURTHER RESOLVED, that notice and special meeting of stockholders having been waived, that a special meeting of stockholders having been waived, and Written Consent in Lieu of Special Shareholder's Meeting by a majority of the stockholders entitled to vote having adopted the above Resolution pursuant to Nevada Revised Statutes, Title 7, Chapter 78, and

         FURTHER RESOLVED, that, because the said stockholders adopted the aforesaid proposed amendment by a written consent in favor thereof signed by the majority of stockholders, without a meeting, the Corporation is hereby authorized to make by the hands of it President or a Vice President and by its Secretary or an Assistant Secretary, a certificate setting forth the said amendments and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.


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         THIRD: The total number of outstanding shares having voting power of the Corporation is 32,000,000, and the total number of voted entitled to be cast by the holders of all of said outstanding shares is 32,000,000.

         FOURTH: By the written consent of the majority of stockholders of Y.O. Systems, Ltd., notice of a special meeting was duly waived, the amendment herein certified was adopted by the holders of 24,160,000 shares, which represent 24,160,000 votes, and which constitute at least a majority of all of the voting power of the holders of shares having voting power.

Signed on Feb. 24, 1987.

                               Y.O. Systems, Ltd.


                               By: /S/JAMES E. FARRELL
                                   ------------------------------
                                   James Farrell - President

                                   /S/SHERRIE SCHMIDMAYER
                                   ------------------------------
                                   Sherrie Schmidmayer - Secretary

STATE OF NEVADA      :
                     : ss.:
COUNTY OF WASHOE     :

         On Feb. 24, 1987, personally appeared before me, a Notary Public, for the State and County aforesaid, James E. Farrell, as President of the Y.O. Systems, Ltd., who acknowledged that they executed the above instrument.

                                   /S/NOTARY PUBLIC
                                   ------------------------------
                                   NOTARY PUBLIC

My Commission Expires:

FILED                                           FILING FEE:  $425.00 DF C16138
IN THE OFFICE OF THE                            EXPEDITE #E014649
SECRETARY OF STATE OF THE                       THOMAS G. KIMBLE & ASSOCIATES
STATE OF NEVADA                                 ATTN: THOMAS G. KIMBLE
JUL 30 1991                                     311 SO. STATE ST., STE. 440
[illegible]                                     SALT LAKE CITY, UT  84111
[illegible]
No. 7014-85

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               METRO SYSTEMS, INC.

         Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST:  The present name of the Corporation is Metro Systems, Inc.

         SECOND: The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on July 29, 1991 in the manner prescribed by Nevada law.

         1.  Article I, is amended as follows:

                                ARTICLE I - NAME

         The name of the corporation (hereinafter called the Corporation) is Adelaide Holdings, Inc.

                               ARTICLE IV - STOCK

         a.  COMMON STOCK.

         The aggregate number of common shares which the corporation shall have authority to issue is 100,000,000 shares at a par value of $.01 per share. All common stock when issued shall be fully paid and non-assessable.

         No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

         Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

         b.  PREFERRED STOCK.

         The Corporation shall have authority to issue 5,000,000 shares of Preferred Stock, $.001 par value per share, with such rights preferences and designations and to be issued in such series as determined by the Board of Directors of the corporation.

         2. The Corporation has effectuated a 50 to 1 reverse stock split of its shares of common stock outstanding as of May 10, 1991 reducing said shares from 167,268,600 shares to 3,345,372 shares. Said reverse split to be effective with the commencement of business on July 31, 1991.

         3.  Article XVI is added as follows:

                  LIABILITY OF OFFICERS AND DIRECTORS: No director or officer shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300. The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

         THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 167,268,600.

         FOURTH: The number of shares voted for such amendments was 148,500,000 (89%) and the number voted against such amendment was ___________.

         Dated this 29th day of July, 1991.

                                METRO SYSTEMS, INC.



                                By: /S/LYNN DIXON
                                   ------------------------------
                                   Lynn Dixon,
                                   President and Secretary


                                  VERIFICATION


STATE OF UTAH                )
                             : ss.
COUNTY OF SALT LAKE          )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Metro Systems, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.


                                   /S/LYNN DIXON
                                   ------------------------------
                                   Lynn Dixon, Secretary


STATE OF UTAH               )
                            : ss.
COUNTY OF SALT LAKE         )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Metro Systems, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this 29th day of July, 1991.

My Commission Expires:                          /S/THOMAS G. KIMBLE
                                                -----------------------------
                                                NOTARY PUBLIC, residing at
NOV. 1, 1993

                                               SLC, UT
                                               ------------------------------

                                                             Received
                                                             July 30, 1991
                                                             Secretary of State
FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
SEP 28 1992
[illegible]
[illegible]
No. 7014-85

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             ADELAIDE HOLDINGS, INC.

         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Adelaide Holdings, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST: The present name of the Corporation is Adelaide Holdings, Inc.

         SECOND: The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on September 23rd, 1993 in the manner prescribed by Nevada law.

         1.  Article I, is amended as follows:

         NAME.  The name of the corporation shall be:  Tasty Fries, Inc.

         THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 18,148,954.

         FOURTH: The number of shares voted for such amendment was 9,923,206 (55%) and no shares votes against such amendment.

         DATED this 23rd day of September, 1993.

                                              ADELAIDE HOLDINGS, INC.



By:  /S/JONATHAN DE YOUNG                     By:  /S/CHARLES HALLINAN
     --------------------------------              ----------------------------
     Jonathan De Young, Secretary                  Charles Hallinan, President


STATE OF PENNSYLVANIA      )
                           : ss.
COUNTY OF MONTGOMERY       )

         The undersigned being first duly sworn, deposes and states: that the undersigned are the President and Secretary of Adelaide Holdings, Inc., that the undersigned have read the Articles of Amendment and know the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the directors and stockholders of the Corporation.

                                                   /S/JONATHAN DEYOUNG
                                                   ----------------------------
                                                   Jonathan DeYoung, Secretary

STATE OF PENNSYLVANIA      )
                           : ss.
COUNTY OF MONTGOMERY       )


         On this 23rd day of September, 1993, personally appeared before me, Charles Hallihan as President and Jonathan DeYoung as Secretary of Adelaide Holdings, Inc., the signers of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and has taken an oath or affirmation before me duly attesting to the truthfulness of its contents.

                                /S/NOTARY PUBLIC
                                -------------------------
                                  Notary Public